# BUSINESS LEASE

THIS LEASE is executed this **14th** day of **August 2017** between **Doral Flex, LLC,** the **"Landlord"** and **Earth Science Tech, Inc.**, the **"Tenant"**.

1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, pursuant to the terms and conditions hereof, the following described Premises (hereinafter referred to as the "Premises"): Approximately **+/-1,981 square feet** of office/warehouse space located at: 8000 NW 31st Street, Suite 19, Miami, Miami-Dade County, Florida 33122.

2. The Premises shall be used only for the following purposes: **Office and Storage**

3. This Lease shall commence on the **1st day of September 2017,** and shall terminate on **September 30, 2020, a Thirty Seven (37) month term**. Tenant shall have rent abatement from September 1, 2017 to September 30, 2017.

4. The total agreed base rental for the entire term of this Lease shall be in the sum of:

**Sixty Nine Thousand Three Hundred Thirty Seven Dollars and Eighty Cents ($69,337.80)** payable as described below (all sums stipulated throughout this Lease shall be in addition to all applicable sales and use taxes, all of which shall be paid by Tenant at the prevailing rate as set forth by the government).

a. **One Thousand Eight Hundred Sixty Three Dollars and Fifty Cents ($1,863.50)** which shall be due plus applicable **Florida Sales Tax** on or before the first day of each month beginning with **October 1, 2017** and continuing every month thereafter until **September 30, 2018.**

b. **One Thousand Nine Hundred Twenty Five Dollars and Forty Four Cents ($1,925.44)** which shall be due plus applicable **Florida Sales Tax** on or before the first day of each month beginning with **October 1, 2018** and continuing every month thereafter until **September 30, 2019.**

c. **One Thousand Nine Hundred Eighty Nine Dollars and Twenty One Cents ($1,989.21)** which shall be due plus applicable **Florida Sales Tax** on or before the first day of each month beginning with **October 1, 2019** and continuing every month thereafter until **September 30, 2020.**

d. The space will be delivered and accepted in **"AS-IS"** condition.

e. *Administrative fees* of $25 per day shall be assessed and automatically included with each month's rent that is not paid by the fifth (5th) day of the month. Additional charges shall be imposed in the event that Tenant's check fails to clear in the amount of $100 per occurrence. In addition, the event that Tenant's check fails to clear then all future payments MUST BE MADE BY CASHIER'S CHECK OR CASH. NO OTHER PAYMENT FORMS WILL BE ACCEPTED FROM THAT POINT FORWARD FOR THE DURATION OF THE LEASE TERM AND ANY RENEWALS OR EXTENTIONS THEREOF unless Landlord agrees in writing to accept another form of payment.

f. Lessee shall pay to Lessor US $ **200.00** per month plus applicable Florida Sales Tax additionally to the monthly rent as their contribution to the general maintenance of the property.

g. Rent shall be made payable to Landlord named above, and payments of rent shall be made without demand at the offices of Landlord at **9600 NW 25th Street Suite 2A, Doral, Florida 33172** or at such other place as Landlord may designate in writing. After notice by Landlord, written or otherwise, Tenant may be required to make all rental payments in legal tender (U.S. Dollars) or cashier's check. In the event of default in the payment of any installment of rent, or any other default or breach by Tenant, the rent for the entire term of the lease then remaining unpaid shall, at the option of Landlord, become at once due and payable upon demand by Landlord. IN NO EVENT SHALL MAIL SERVICE BE USED. CHECKS WILL EITHER BE PICKED UP BY Landlord OR DROPPED OFF BY TENANT AT DESIGNATED LOCATION. TENANT SHALL BE RESPONSIBLE FOR REQUESTING A RECEIPT FOR PAID RENT AND IF IT FAILS TO DO SO, IT SHALL HAVE THE BURDEN OF PROVING ANY PAYMENT.

5. It is expressly agreed that time is of the essence in the monthly payment of rent hereunder and in all other terms and provisions of this Lease to be performed by Tenant.

6. Tenant has deposited with Landlord the sum of Six Thousand One Hundred Ninety Dollars and Fifty Cents **($6,190.50)** at time of execution of lease as security for the full and faithful performance by Tenant of all of Tenant's obligations hereunder. Security deposit **will be adjusted** on all the years at renewal time of this lease as to always hold three (3) months' rent. No interest shall be paid upon the security deposit nor shall Landlord be required to maintain said deposit in a segregated account. The security deposit shall not be construed as prepaid rent. In the event that Tenant shall default in the full and faithful performance of any of the terms hereof, then Landlord may,

without notice, either retain the security deposit as liquidated damages, or Landlord may retain the same and apply it toward actual damages sustained by Landlord by reason of the default of Tenant. Tenant is depositing equal to 3 months' rent in lieu of personal guaranty.

7. Notwithstanding the provisions of paragraph 2 hereof, Landlord makes no warranty or representation as to the use to which the Premises may be put. Tenant agrees to reimburse Landlord for any fine or penalty, which may be imposed upon Landlord by any court or other governmental body by reason of any violation of any law or regulation upon the Premises. Tenant shall not cause any disturbance to or interfere with any other tenant, or adversely affect Landlord in the ownership, operation or maintenance of, the building of which the Premises are a part. Tenant shall not use or occupy the Premises, nor do or permit anything to be done in or on the Premises, in a manner which will in any way: a) violate any certificate of occupancy or other occupational licensing requirement; b) violate any present or future law, governmental regulation or zoning regulation affecting the Premises; c) make void or voidable any insurance then in force with respect to the Premises; d) make it impossible for Landlord to obtain fire or other insurance at standard rates; e) cause an increase in premium for any insurance for the Premises; f) cause or will be likely to cause structural damage to the building in whole or in part; or g) constitute a public or private nuisance.

8. Tenant shall also promptly comply with all rules, orders and regulations of the Southeastern Underwriters Association and any reasonable requests from Landlord's insurance carrier for the prevention of fires or other damage or liability. Tenant shall make no alteration, additions or improvements in or to the Premises without the prior written consent of Landlord. The driveways, sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors shall not be obstructed nor used for any purpose other than ingress to or egress from the Premises nor shall the parking lot or paved area adjacent to the Premises be used for any purpose other than the parking in designated areas of properly licensed and operating automobiles not exceeding 18' in length.

9. Any attempted assignment, subletting or use of the Premises by any person or entity other than Tenant, in whole or in part, shall not be permitted, and shall constitute a default hereunder by Tenant, unless Tenant shall have obtained the prior written consent of Landlord, and unless the assignee or sub Tenant shall have expressly assumed all obligations of Tenant hereunder. Any transfer of the legal or beneficial ownership of more than forty-nine percent of the voting stock of a corporate Tenant shall constitute an assignment for the purposes of this paragraph. If this Lease is assigned, or if the Premises or any part thereof are sublet to or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, sub Tenant, or occupant and apply the net amount collected to the rent herein reserved. However, no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or an acceptance of the assignee, sub Tenant, or occupant, as a Tenant, nor shall the same release Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. Any violation of any provision of this Lease, whether by act or omission, by any assignee, sub Tenant, or occupant shall be deemed a violation of such provision by Tenant, it being the agreement that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, sub Tenant, and occupants. Tenant shall pay to Landlord either the actual amount paid by Landlord for any and all attorney's fees, clerical fees and out-of-pocket expenses for legal and clerical services connected with the approval of any assignment or sublet or Two Hundred Dollars ($200.00), whichever is greater.

10. **Tenant has examined the Premises and is familiar with the condition thereof, and accepts the same in their present condition.** Landlord has made no representations or warranties to Tenant as to the condition of the Premises. Tenant shall not permit or suffer waste to be committed upon the Premises. Tenant shall, at Tenant's expense, maintain the Premises in good order, condition and repair, and make all necessary repairs, structural or otherwise including but not limited to fixtures, equipment, appurtenances, exterior and interior windows, walls, doors, frames, glass, entrances, floors, ceilings, columns, partitions, lighting, heating, pipes, plumbing above the finished floors, electrical wiring, machinery, air conditioners, and air conditioning equipment, appliances septic tanks, drain fields, sewage facilities, driveways, parking areas, paved areas, and side walks. Tenant shall keep all exterior areas adjacent to the building broom clean and free of any merchandise, dirt, trash pallets and rubbish. Landlord shall determine, in Landlord's judgment, if and when any such repairs are necessary. Tenant shall be responsible for all such repairs and maintenance whether necessitated by acts of Tenant, its agents, servants, employees, or by acts of third parties, thieves, vandals, governmental regulations, acts of God, casualties, or any other reason except the gross negligence or willful misconduct of Landlord. Notwithstanding same provided Tenant changes the filters on the air conditioner regularly and pay for maintenance items.

11. Any repairs, alterations, additions, improvements or fixtures, installed or paid for by Tenant, other than movable trade fixtures and decorations, shall, at the expiration or earlier termination of this Lease, become the property of Landlord, unless Landlord elects otherwise. If Landlord shall so elect, the same shall be removed and the Premises repaired or restored to their original condition by Tenant at the sole cost and expense of Tenant. The term "fixtures" shall include, but are not limited to, all property physically affixed to the Premises; all and every kind of air conditioner, air conditioning and ventilation equipment; electrical wiring; ceilings; lighting; lighting devices; cabinets; shelves; carpeting; wall covering; paneling; and partitioning.

12. Landlord shall have a valid first lien upon all property of Tenant which may be in or upon the Premises at any time and against all persons entering or holding under this Lease for all rent and other sums that become due hereunder. All merchandise, furniture, equipment and other personal property left on the Premises upon termination of this Lease shall be deemed to have been abandoned by Tenant and all rights of Tenant thereto

shall be deemed to have been relinquished to Landlord. All such property shall become the property of Landlord immediately upon default by Tenant.

13. No awnings or signs shall be attached to, painted or erected on the Premises without the prior written consent of Landlord.

14. Landlord shall not be liable or responsible for any damage, either to person or property, sustained by Tenant or other persons due to the building or any part thereof becoming defective or out of repair, as a result of any accident in or about the Premises or the act or neglect of any Third Party Tenant or occupant of the building. This provision shall apply particularly, but not exclusively, to damage or loss to Tenant's business or to Tenant's or any other parties merchandise, equipment, inventory, fixtures, or other personal property, caused by, but not limited to, any of the following: water, steam, sewage, gas, odors, bursting or leaking of pipes or plumbing, wind, rain, hurricane, acts of God, theft, vandalism or other casualties, or any defect, latent or otherwise in any structure, equipment, pipes, wires or otherwise, comprising all or a part of the Premises or the building of which the Premises are a part. This provision shall apply equally whether such damage is caused by the act or neglect of other tenants, occupants of the building or any other person and whether such damage be caused or occasioned by any circumstances above mentioned, or by any other thing or circumstance whether of a like or wholly different nature

15. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, suits, actions, damages, liability and expense, including, without limitation, actual attorney's fees, for or in connection with any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, out of the Tenant's tenancy hereunder, or occurring in, on or about the Premises or any part thereof, on the sidewalks adjoining the same and any common areas and facilities within nor appurtenant to the Premises or arising directly or indirectly from any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees, or subtenant, acts of God or otherwise. Tenant shall within five (5) days thereof give notice in writing to Landlord of any fall or other accident occurring in or around the Premises or in the building of which the Premises are a part, or of any defect therein or in any fixtures or equipment thereon. The comprehensive general liability insurance coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in this Paragraph.

16. Tenant agrees to provide on or before the commencement of the term of this Lease and to keep in force during the term of this Lease, at Tenant's own cost and expense: comprehensive general liability insurance relating to the Premises and its appurtenances on an occurrence basis with minimum limits of liability in an amount not less than $500,000 for bodily injury, personal injury or death to any one person, $1,000,000 for bodily injury, personal injury or death to more than one person, and $100,000 with respect to damage to property by water or otherwise; and fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost or replacement of all decorations and improvements in the Premises as well as the cost and replacement of all fixtures and contents therein. At any time within five (5) days of request by Landlord, Tenant agrees to provide proof satisfactory to Landlord that insurance is in full force and effect. All of the aforesaid insurance shall be issued in the name of Landlord and Tenant and shall be written by one or more responsible insurance companies satisfactory to Landlord. All such insurance shall contain provisions or endorsements that such insurance may not be canceled or amended with respects to Landlord except upon ten (10) days written notice by certified mail to Landlord by the insurance company; that Tenant shall be solely responsible for the payment of premiums; and in the event of payment of any loss covered by such policy Landlord shall be paid first by the insurance company for its loss. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under the preceding paragraph hereof.

17. In the event that the Premises, in whole or in part, shall be damaged and/or destroyed by fire or other casualty (the "Casualty Date'), rendering the same untenantable, in whole or in part, then Landlord shall have the option to render said Premises tenantable by repairs within One Hundred Eighty (180) days therefrom. Rent shall be abated during the untenantable period. Landlord shall advise Tenant in writing within fifteen (15) calendar days of the Casualty Date of Landlord's decision to repair, or not, the Premises (the "Repair Advisory". If the Landlord decides to repair the Premises, the Repair Advisory shall contain the name of the proposed licensed contractor and an estimate of the duration of the repair process, such estimate shall be based on the opinion of the licensed contractor. If the estimate of the duration of the repair process is greater than ninety (90) days, Tenant shall have the option of cancelling this agreement by written notice to Landlord and all obligations and rights hereunder shall be extinguished. In the event, Tenant decides to not cancel this agreement, Landlord shall be required to commence repairs as soon as practicable, but, in no event later than fifteen (15) days from the Repair Advisory. If repair is not commenced within fifteen (15) days, then Tenant shall have the right to cancel this agreement by written notice to Landlord and all obligations and rights hereunder shall be extinguished. If the Premises are not rendered tenantable within the estimated time pursuant to the Repair Advisory, Landlord shall give Tenant an updated Repair Advisory indicating the estimated time of repairs. Tenant shall then have the option of cancelling this agreement by written notice to Landlord and all obligations and rights hereunder shall be extinguished. In the event of such cancellation, (i) this agreement shall be rescinded and the parties obligations and rights hereunder shall be extinguished and (ii) Tenant shall have fifteen (15) days to vacate the property. Under no circumstances shall Landlord be responsible to Tenant for any damage occasioned by the inability of Tenant to use the Premises during any period that the same shall be destroyed or damaged or injured by fire or other casualty, or by applicable cancellation as described above. Except to the extent specifically set forth herein, none of the rent payable by Tenant, nor any of Tenant's obligations hereunder, shall be affected by any damage to or destruction of the Premises

by any cause whatsoever, and Tenant hereby specifically waives any and all additional rights it may otherwise have under any law or statute.

18. Tenant agrees to promptly pay all costs and charges for gas, electricity or other illumination, water, heat, sewage, garbage disposal and all other utilities supplied to the Premises. If any such utilities are not separately metered or assessed or are only partially separately metered or assessed or are used in common with others, Tenant will pay Landlord for the portion of such charges for utilities used in common based on square footage of space leased to each Tenant using such common facilities, in addition to Tenant's payments of the separately metered charges. Upon Landlord's request, Tenant shall install at Tenant's sole expense separate sub-metering devices as specified by Landlord and shall reimburse Landlord the cost of the consumed water or other utility at comparable or estimated rates.

19. All sums of money, which may, in addition to the rent herein provided, be due and payable by Tenant to Landlord pursuant to any of the terms of this Lease, shall be considered as additional rent.

20. If any rent or other sum of money due hereunder is not received by Landlord on or before the date due, then the same shall bear interest at the lesser of: 18% or at the highest rate then permitted by law from the date due until the date paid.

21. Tenant agrees, within five (5) days after request by Landlord or Landlord's agent, to sign and execute a statement of status of this Lease, setting forth either that it is in full force and effect unmodified, or if modified, setting forth the substance of such modification agreement, and such statement shall contain such other details concerning the status of this Lease as Landlord shall deem necessary to incorporate therein.

22. Tenant shall not be entitled to any abatement of rent or rental value or diminution of rent in any eviction or distress action or other proceeding instituted by the Landlord for non-payment of rent or additional rent; or in any eviction or distress action or proceeding resulting from any breach or default by the Tenant of any covenant contained in this Lease. Tenant shall not have the right of set-off by way of any damages, recoupment, or counterclaim for any damages which Tenant may have sustained by reason of Landlord's failure to perform any of the terms, covenants or conditions contained in this Lease. Tenant shall, however, have the right to commence independent action for any relief to which Tenant may deem it is entitled.

23. Tenant hereby waives all right of subrogation against Landlord for any insurance proceeds that Landlord may collect from its own insurance carrier.

24. It is mutually agreed by and between Landlord and Tenant to hereby waive trial by jury in any action or proceeding brought by either party against the other party pertaining to any matter whatsoever arising out of or in any way connected with this Lease or Tenant's occupancy of the Premises.

25. In any distress for rent action filed by Landlord against Tenant, Tenant waives all constitutional, statutory or common law bonding requirements, including, without limitation, any requirement under Section 83.12, Florida Statutes, that Landlord file a bond payable to Tenant in at least double the sum demanded by Landlord. Tenant specifically agrees that no bond shall be required in any such action, and Tenant further waives any right under Section 83.14, Florida Statutes to replevin distrained property.

26. Unless expressly so stated in writing by Landlord, no act or thing done or omitted by Landlord or Landlord's agents during the term of this Lease shall constitute an eviction by Landlord, nor shall any such act or thing done be deemed an acceptance of the surrender of the Premises. No agreement to accept a surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the Premises prior to termination of the Lease. The delivery of keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises without express written consent of Landlord.

27. Tenant shall not do any act or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Landlord in the Premises. If, as the result of any act, or omission or alleged act or omission of Tenant, any mechanic's, materialmen's, laborer's, or other lien, charge or order for the payment of money or other encumbrance, shall be filed against Landlord or any portion of Premises, whether or not such lien, charge, order or encumbrance is valid or enforceable as such, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within ten (10) days after notice to Tenant of the filing thereof; Tenant shall indemnify and save harmless Landlord from all costs, liabilities, suits, penalties, claims and demands, including, without limitation, actual attorney's fees, resulting therefrom. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same, and Tenant agrees to so inform such persons in advance.

28. If the entire Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken and the rent shall be prorated as of that date. In the event that any portion of the Premises less than the entire Premises is so taken, the monthly rental herein specified shall be reduced ratably according to the area of the improved Premises which is taken, and Tenant shall be entitled to no other consideration by reason of such taking. In the event that twenty percent or more of the area of the improved Premises is so taken, within ninety days after said taking, at the option of Landlord, this Lease may be terminated upon fourteen days notice by Landlord. All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant. However, nothing contained herein

shall be construed to preclude Tenant from prosecuting any separate and independent claim directly against the condemning authority in such condemnation proceedings for loss of business, and depreciation to, damage to, and cost of removal of, and for the value of, stock or trade fixtures, furniture and other personal property, other than fixtures, and any other property which has become a part of the Premises by virtue of this Lease; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award.

29. Tenant shall be in default of this Lease if any one or more of the following occur: Tenant fails to pay any rent or other payment or sum of money due under this Lease; Tenant fails to observe or perform any other of the terms hereof; Tenant shall abandon or vacate the Premises before the end of the term of this Lease; or upon the occurrence of any event constituting a breach or default of this Lease as defined in any other paragraph of this Lease. All sums of money that may be payable pursuant to any of the terms of this Lease by Tenant to Landlord, including all amounts which will become payable for the unexpired term of this Lease, and any abated rent or other charges, shall accelerate and be due and payable immediately upon default, except as otherwise provided herein. Landlord may, at its option, forthwith demand the full payment of all such sums, and Landlord may immediately proceed to collect same by any and all means provided by law and this Lease. No eviction, distress or other legal process shall relieve Tenant of its obligation to pay all sums due pursuant to the preceding sentence or any other provision of this Lease, including but not limited to rent for the unexpired terms of the Lease. Landlord may recover from Tenant all damages it may incur by reason of such default as damages for loss of the bargain and not as a penalty, including the cost of recovering the Premises and actual attorney's fees and costs. In the event that at any given time, in payment of rent or other charges, Tenant shall pay and Landlord shall accept a sum less than the total amount of rent due and payable at that time, Landlord's acceptance of said lesser amount shall be applied as rental on a per diem basis and shall not be construed to waive any rights of Landlord hereunder unless Landlord specifies otherwise at that time.

30. Upon default Landlord shall have the additional right to enter the Premises, remove Tenant's property therefrom, make such alterations and repairs as may be necessary and relet the Premises for the account of Tenant on such terms and conditions as Landlord may choose, which reletting may extend beyond the term of this Lease. All rentals received by Landlord upon such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder of Tenant to Landlord; second to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of alterations and repairs; third to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in repayment of future rent as the same may become due and payable hereunder. Landlord reserves the right to bring such action or proceedings for the recovery of any deficits remaining unpaid without being obligated to wait until the end of the term of this Lease, and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this paragraph. Tenant shall be liable for any deficiency between the rent herein reserved and the rent derived from any such reletting. No receipt of monies by Landlord after the termination of this Lease in any way or after the giving of any notice, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the receipt of such money. Landlord shall be under no obligation to mitigate damages. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies whether herein or elsewhere in this Lease provided shall be cumulative and the exercise of any one shall not preclude the exercise or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or at equity or by statute. The term "Tenant" as used in this paragraph shall include the original Tenant named in the first paragraph hereof and any assignee, or sub Tenant of the original Tenant, and any guarantor of any of said parties.

31. Landlord, or any of Landlord's agents or designees, shall have the right, notice to Tenant, to enter upon the Premises at all reasonable hours, and in emergencies at all times, to inspect the Premises, to make any repairs, additions or alterations deemed necessary, to exhibit the Premises, to repair any property owned or controlled by Landlord, or for any other lawful reason. Said right of entry shall likewise exist for the purposes of removing placards, signs, fixtures, alterations or additions which do not conform to this Lease. For a period commencing **One Hundred Eighty (180) days** prior to the end of the term of this Lease Landlord may have reasonable access to the Premises for the purpose of exhibiting the same to prospective Tenants and to post any signs upon the Premises.

32. In the event of a default by Tenant entitling Landlord to serve a three day notice of eviction pursuant to Florida Statute, Section 83.20, as now or hereafter existing, and if such a notice is served upon Tenant, Tenant agrees to pay to Landlord or Landlord's agent a processing service fee of One Hundred Dollars ($100.00) for each time that service of said notice is effected. Said notice shall be deemed served if accomplished in a manner described by law or by mail pursuant to the notice provisions of this Lease.

33. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant without Landlord approval.

34. If Tenant is required by this Lease to do any act or expend any money to a third party, including but not limited to the repair and maintenance of the Premises and Tenant refuses or neglects to perform any such act or make any such payment, Landlord may, without notice, cause said act to be performed or expend said money on behalf of and for the account of Tenant. In that event, Tenant shall reimburse Landlord for all such expenditures within ten (10) days from demand therefor by Landlord.

35. The parties acknowledge and agree that all provisions contained herein with respect to liquidated damages are reasonable in amount, and that, as of the date hereof, it is impossible to ascertain actual damages that may be suffered by Landlord in the event of default or breach of the terms thereof by Tenant.

36. In the event of any litigation in connection with, arising out of, or relating to this Lease, the prevailing party shall be entitled to attorney's fees.

37. In the event of a sale of the Premises by Landlord, Landlord named herein shall be relieved of all liability hereunder to Tenant.

38. On the last day of this Lease, Tenant shall quit and surrender the Premises, together with all keys, fixtures, alterations, additions and improvements which may have been made in, on or to the Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of Tenant. The Premises shall be broom clean, newly painted in as good condition and repair as the Premises were in at the beginning of the term of this Lease, and all air conditioning, heating and other mechanical equipment of every nature, whether or not installed by Tenant, shall be in good working order. Tenant shall ascertain from Landlord at least thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part thereof restored to the condition in which it was originally delivered to Tenant. If Landlord shall so desire, then Tenant at its own cost and expense shall restore the same before the end of the term. Tenant shall, on or before the end of the term, remove from the Premises all its property together with any alterations, additions and improvements that Landlord has requested to be removed. Any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord at the sole discretion of Landlord at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding owner or occupant founded on such delay. In addition, Tenant shall become liable for the payment, at the option of Landlord, of the sum of equal to two times of the monthly rent as and for the use and occupancy for each and every day or part thereof which Tenant holds possession or fails to surrender possession, which sum may, at the option of Landlord be deducted from the security deposit hereunder.

39. Waivers of any one or more of the terms hereof in whole or in part or in the billing or adjustments for any one year by Landlord shall not be construed a waiver of a subsequent breach of the same or any other term. Consent or approval by Landlord to, or of, any act of Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary Landlord's consent or approval to, or of, any subsequent similar act by Tenant. No waiver of any condition or covenant of this Lease shall be implied or arise from neglect or delay on the part of Landlord to enforce such condition or covenant or to declare this Lease terminated because thereof.

40. This Lease constitutes the entire agreement between the parties hereto as of the date of the execution hereof. No oral statement or prior written matter by Landlord or Landlord's agent(s) or employees shall have any force or effect and shall merge herein and be superseded hereby. No waiver of any provision of this agreement shall be effective unless in writing signed by the appropriate waiving party. Tenant agrees that it is not relying on any representations or agreement other than those contained in this Lease and that there are no collateral agreements, stipulations, promises or understandings whatsoever in any way touching upon the subject matter of this Lease. This Agreement shall not be modified except by a writing subscribed to by all parties, nor may this Lease be canceled by Tenant except with the written consent of Landlord, unless otherwise specifically provided herein. The invalidity or unenforceability in whole or in part of any covenant, promise, or undertaking or any section, subsection, paragraph, subparagraph, sentence, clause, phrase or word or any provisions of this Lease shall not affect or impair the validity of the remaining portions of this Lease. Except as otherwise provided in this Lease, the terms hereof shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and permitted assigns, except that no person, firm, corporation, court officer or other entity holding under or through Tenant in violation of any terms, provisions or conditions of this Lease shall have any rights, interests or equity in or to this Lease, or the Premises covered by this Lease. If more than one person, firm, corporation, or other entity is executing this Lease as Tenant, then all of said entities shall be jointly and severally liable hereunder.

41. This Agreement shall be governed by the laws of the State of Florida.

42. Nothing contained in this Lease shall be construed to create the relationships of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationships of Landlord and Tenant.

43. In compliance with Section 404.056, Florida Statutes, Tenant is hereby made aware of the following: RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

44. Tenant, at its sole cost and expense, shall cause its Premises to be exterminated as necessary for bugs, termites, rodents, etc., to the satisfaction of Landlord, and shall employ such exterminators approved by Landlord.

45. Both Tenant and Landlord acknowledge and warrant to the other that they have not dealt with any other real estate broker(s) other than WestVest Associates, Inc. and American Da Tang Realty LLC regarding this

transaction. Furthermore, each party hereby agrees to indemnify the other against any and all claims which may arise as result of any misrepresentation whether intentional or erroneous. Tenant hereby acknowledges that it has received all necessary advance statutory disclosures pertaining to duties, representation and/or brokerage compensation.

46. Tenant agrees to observe and comply with, and Tenant agrees that its agents, servants, employees and all persons visiting the Premises will observe and comply with the rules and regulations ("Rules and Regulations") annexed hereto as section 58 and such other further Rules and Regulations or amendments thereto as Landlord may from time to time deem necessary and prescribe for the safety, care and cleanliness of the Premises and land upon which the Premises are situated, and the preservation of good order of the building upon which the Premises are a part. All Rules and Regulations shall be deemed terms and conditions of this Lease. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations by any other tenant or person.

47. Payment of all rent and charges, and the performances of all covenants of Tenant, required by this Lease, are guaranteed.

48. Notwithstanding the foregoing, the Landlord, at Landlord's option and reasonable expense, reserves the right to relocate Tenant into another space of similar square footage within the complex. Prior to relocating Tenant, Landlord shall advise Tenant in writing of its intention to relocate Tenant, and identify the proposed relocation situs, at least thirty (30) days prior to the proposed relocation date. In the event that the Tenant shall not agree to the relocation as provided herein, this Lease shall be canceled and of no further force or effect and the Landlord shall not be liable to Tenant for any damages of any kind whatsoever and Tenant shall have fifteen (15) days to vacate the property.

49. N/A

50. Metro-Dade Storm water Utility Fee. If applicable to the building, Landlord may either: (a) include the Metro-Dade Storm water Utility fee (the "Storm water Fee") in "Property Taxes" under this Lease as a special assessment, or (b) require that Tenant pay Tenant's share of the Storm water Fee on a quarterly basis concurrent with Base Rent. Tenant's "share" for purposes of this provision shall be a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the buildings in the Project, which are assessed for the Storm water Fee jointly.

51. Use of Hazardous Material. -- Tenant shall not cause or permit any Hazardous Material to be brought upon kept or used in or about the premises by Tenant, its agents, employees, contractors, licensees or invitees. If Tenant breaches this obligation, the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, cost, liabilities or losses (including, without limitation diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising form any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or Federal law.

Landlord and its Agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Premises to remedy any contamination caused by Tenant's failure to comply notwithstanding any other provision of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby. Any default under this Paragraph shall be a material default-enabling Landlord to exercise any of the remedies set forth in this Lease.

52. Tenant has the right to park **only Two (2) vehicles** in the parking area and only in its assigned parking spaces. Tenant may NOT park any vehicle in the "VISITORS" space.

53. Tenant shall be responsible to maintain the air conditioning system in good working condition and purchase a service agreement for said air conditioning system. Tenant shall be responsible for any wear and tear repairs to ac unit/units.

54. Member of Doral Flex, LLC includes licensed real-estate professionals licensed as real-estate salespersons, broker-salespersons, and brokers.

55. N/A

56. Landlord discloses the following: The only liquid waste (excluding liquid wastes associated with the processing of agricultural produce in agricultural packing houses, stormwater and water used within a self-contained water recycling car wash facility, provided such facility does not backwash the recycling filters) which shall be generated, disposed of, discharged, or stored on the Property shall be domestic sewage discharged into a septic tank, unless a variance (s) is granted by the Environmental Quality Control Board, pursuant to Chapter 24 of the Code of Metropolitan Dade County, and of so granted, the type of liquid waste to be generated, disposed of,

discharged, or stored on the Property will be restricted to that permitted by any such variance granted by the Environmental Quality Control Board of Metropolitan Dade County.
Prior to the entry into a landlord-tenant relationship with respect to the Property, the undersigned agree(s) to notify in writing all proposed tenants of the Property of existence and contents of this Covenant.
The undersigned agree(s) and covenants (s) that this Covenant and the provisions contained herein may be enforced by the Director of Environmental Resources Management by preliminary, permanent, prohibitory, and mandatory injunctions as well as otherwise provided for by law or ordinance.
This agreement and Covenant shall be recorded in the Public Records of Dade County, Florida and the provisions hereof shall constitute a Covenant Running with the Land and shall remain in full force and effect and be binding upon the undersigned, their heirs, legal representatives, estates, successors, grantees and assigns.
This agreement and Covenant shall upon request by the undersigned be released by the director of the Department of Environmental Resources Management or his designee when the Property has been connected to an operable public water main and an operable public sanitary sewer.

## 57. RULES AND REGULATIONS

The following Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord, to enable Landlord to provide, maintain, and operate, in Landlord's reasonable ability, orderly, clean and desirable Premises, building and parking facilities for Tenant therein at as economical a cost as reasonably possible, and to regulate conduct in and use of said Premises, Building and Parking facilities in such a manner as to minimize interference by others in the proper use of same by Tenant.

a. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by Tenant on any part of the outside or inside of the demised Premises, building, or common areas without the prior written consent of Landlord. In the event of violation of the foregoing by Tenant, Landlord may remove same at Tenant's expense without any liability to Landlord.

b. No Tenant shall: make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or Premises whether by but not limited to the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, etc.; discard any debris or materials through or out of doors, windows, or skylights, or down passageways; permit or allow any portion of the demised Premises to be used for storage, manufacture, possession, or sale of liquor, narcotics, or other illegal or hazardous substance(s).

c. The Premises shall not be used for gambling, lodging, living or sleeping or for any immoral or illegal purposes.

d. Neither Tenant nor any servant, employee, agent, visitor, or licensee of any Tenant shall go upon the roof of the Building without the prior written consent of the Landlord.

e. Tenant shall instruct its servants, employees, agents, visitors and licensees to park all vehicles in the appropriate and or designated areas. All vehicles parked in other than said appropriate area(s) or in violation of the above may be removed at Tenant's expense without liability by Landlord. Landlord shall have the right to assign parking spaces at the Building. Landlord hereby acknowledges that parking assigned to the demised Premises shall be limited to no more than 2 spaces. All vehicles must be in good operating order with current and proper registration with applicable authorities. ANY VEHICLE PARKED **WITHOUT A PARKING STICKER** FOR MORE THAN **24 HOURS** IS SUBJECT TO TOWING AT OWNERS EXPENSE WITHOUT ANY ADDITIONAL NOTICE. ANY VEHICLE PARKED **WITH A PARKING STICKER** FOR LONGER THAN **48 HOURS** IS SUBJECT TO TOWING PROVIDED THAT WARNING STICKER IS GIVEN AND AN ADDITIONAL 24 HOURS IS ALLOWED TO MOVE THE VEHICLE OFF THE PREMISES. Tenants wishing to park for a period longer than 48 hours should contact the management office in advance for written authorization to avoid being towed and or stickered. No vehicle shall be parked or displayed on the Premises whose primary purpose is for advertising or promotion of Tenant's business and/or products.

f. Landlord shall not be responsible for lost or stolen property, equipment, money or any article taken from Leased Premises, Building or parking facilities regardless of how or when loss occurs, or nature thereof. Tenant shall have the responsibility for protecting the Premises from theft, robbery and pilferage, and shall keep non-customer doors locked.

g. No aerial or other communication antenna equipment or device shall be erected, mounted, attached or secured on any part of the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of the Landlord. Any aerial or other communication antenna equipment or device so installed without such written consent shall be subject to removal by Landlord without notice at Tenant's expense.

h. The plumbing facilities shall not be used for any other purpose than that for which they are designed and constructed, and no foreign substance of any kind shall be thrown or discarded therein. The expense of any breakage, stoppage, damage or contamination resulting from a violation of this provision shall be borne by Tenant.

i. Tenant shall not make use of any advertising media that shall be deemed objectionable to Landlord or other tenants, such as loudspeakers, phonographs or radio broadcasts in manner to be heard outside the leased Premises, without the previous written consent of Landlord. The parking or storage of vehicles for advertising

purposes is prohibited and same shall be subject to removal without notice by Landlord without liability at Tenant's expense.

j. The delivery, shipping, and unloading of merchandise, supplies and fixtures to and from the leased Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the leased Premises and shall be done only at the times, in the areas, and through the entrances designated by Landlord.

k. All garbage and refuse shall be kept in the kind and type of container specified by Landlord, and should be placed for collection in the manner and at the times and places specified or agreed to by Landlord.

l. At no time shall cooking or smoking be permitted within the demised Premises, and no noxious odors shall be permitted.

m. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstructions, disabled vehicles, equipment or merchandise in such areas. No automotive or mechanical repair of any kind shall be performed whether by Tenant's employees or invitees on parking area or inside the Premises at any time.

n. Tenant shall not burn any trash, garbage or other materials whatsoever in or about the leased Premises, or within one mile of the outside property line.

o. No roof or wall penetrations of any kind will be permitted without the written consent of Landlord.

p. Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the leased Premises, and common areas. Such rules and regulations and amendments and supplements thereto, if any, shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof.

q. Car washing or mechanical work shall not be allowed anywhere on the Premises.

r. Tenant shall not, in or on any part of the Common Area; (a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever; (b) Exhibit any sign, placard, banner, notice or other written material, except for activities as approved by Landlord;(c) Distribute any circular, booklet, handbill, placard or other material, except for activities as approved by Landlord; (d) Solicit membership in any organization, group or association or contribution for any purpose; (e) Create a nuisance; (f) Throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind; (g) Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvements, or the property of customers, business invitees or employees situated within the building of which the Premises are a part.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seal the day and year first above written in Miami-Dade County, Florida.

## Signature Page for Lease of Unit #19

Tenant: [signature], COO Name: Nickolas S. Tabrane Date: 8/15/17
Nickolas Salomon Tabraue

WITNESSES: [signature] Name: Patrick Barbier Date: 08/15/17

PATRICK ANTOINE BARBIER
Notary Public - State of Florida
Commission # FF 946418
My Comm. Expires Dec 28, 2019

WITNESSES: ________ Name: ________ Date: ________

Landlord: [signature] Name: Anthony DeRosa Date: 8-21-17
Anthony DeRosa

WITNESSES: [signature] Name: Henry Rosales Date: 8-21-17

WITNESSES: [signature] Name: Carla Sarboza Date: 8/21/17